SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-NASHUA CORPORATION

                    GAMCO INVESTORS, INC.
                                 7/24/02            1,000             6.5300
                                 7/19/02              500-            7.2600
                                 7/05/02            2,000             7.0000
                                 7/03/02           10,000-            6.7600
                                 6/25/02            2,000             7.0125
                                 6/24/02            3,000-            7.0517
                                 6/20/02            1,000-            7.0000
                                 6/17/02            2,100             7.1405
                                 6/04/02            2,000             6.9395
                                 5/30/02            2,000             6.7820
                    GABELLI ADVISERS, INC.
                                 7/24/02           30,000             6.5670


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.